Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

PLUG POWER INC. ANNOUNCES PRICING OF $124,300,000 REGISTERED OFFERING

LATHAM, N.Y., April 24, 2014 — Plug Power Inc. (NASDAQ: PLUG), a leader in providing clean, reliable energy solutions, today announced that it has priced an underwritten registered offering of 22,600,000 shares of its common stock at a price of 5.50 per share, and granted the underwriters in the offering a 30-day option to purchase up to an additional 3,390,000 shares of its common stock. The gross proceeds to the Company will be $124,300,000. The offering is expected to close on April 30, 2014, subject to customary closing conditions.

Morgan Stanley & Co. LLC and Barclays Capital Inc. are acting as the book-running managers and Cowen and Company, LLC and FBR Capital Markets & Co. are acting as co-managers for the offering.

Net proceeds, after underwriting discounts and commissions and other estimated fees and expenses payable by Plug Power will be approximately $116,300,000.

Plug Power intends to use the net proceeds of the offering for working capital and general corporate purposes, which may include capital expenditures and potential acquisitions.

The securities described above are being offered by Plug Power Inc. pursuant to a shelf registration statement on Form S-3 (No. 333-195431) including a base prospectus. The securities may be offered only by means of a prospectus. A preliminary prospectus supplement related to the offering was filed with the SEC on April 22, 2014 and a final prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the securities being offered, when available, may also be obtained by contacting Morgan Stanley & Co. LLC, Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York, 10014, or by contacting Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York, 11717, by calling (888) 603-5847 or by emailing barclaysprospectus@broadridge.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Plug Power Inc.

The architects of modern fuel cell technology, Plug Power is revolutionizing the industry with cost-effective power solutions that increase productivity, lower operating costs and reduce carbon footprints. Long-standing relationships with industry leaders, including Walmart, Sysco, Procter & Gamble, and Mercedes Benz, forged the path for Plug Power’s innovative GenKey hydrogen and fuel cell system solutions. With more than 4,500 GenDrive units deployed to material handling customers, accumulating over 20 million hours of runtime, Plug Power manufactures tomorrow’s incumbent power solutions today.

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Plug Power Inc. Safe Harbor Statement

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Plug Power Inc. (“PLUG”), including but not limited to statements about PLUG’s forecast of financial performance, products and services, business model, strategy and growth opportunities, and competitive position. You are cautioned that such statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will have been achieved. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. In particular, the risks and uncertainties include, among other things, the risk that we continue to incur losses and might never achieve or maintain profitability; the risk that we will need to raise additional capital to fund our operations and such capital may not be available to us; our lack of extensive experience in manufacturing and marketing products may impact our ability to manufacture and market products on a profitable and large-scale commercial basis; the risk that unit orders will not ship, be installed and/or converted to revenue, in whole or in part; the risk that pending orders may not convert to purchase orders, in whole or in part; the risk that a loss of one or more of our major customers could result in a material adverse effect on our financial condition; the risk that a sale of a significant number of shares of stock could depress the market price of our common stock; the risk that negative publicity related to our business or stock could result in a negative impact on our stock value and profitability; the risk of potential losses related to any product liability claims and contract disputes; the risk of loss related to an inability to maintain an effective system of internal controls or key personnel; risks related to use of flammable fuels in our products; the cost and timing of developing, marketing and selling our products and our ability to raise the necessary capital to fund such costs; the ability to achieve the forecasted gross margin on the sale of our products; the risk that our actual net cash used for operating expenses may exceed the projected net cash for operating expenses; the cost and availability of fuel and fueling infrastructures for our products; market acceptance of our products, including GenDrive systems; the volatility of our stock price; our ability to establish and maintain relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; the cost and availability of components and parts for our products; our ability to develop commercially viable products; our ability to reduce product and manufacturing costs; our ability to successfully expand our product lines; our ability to successfully expand internationally; our ability to improve system reliability for our GenDrive systems; competitive factors, such as price competition and competition from other traditional and alternative energy companies; our ability to protect our intellectual property; the cost of complying with current and future federal, state and international governmental regulations; risks associated with potential future acquisitions; and other risks and uncertainties referenced in our public filings with the Securities and Exchange Commission. For additional disclosure regarding these and other risks faced by PLUG, see disclosures contained in PLUG’s public filings with the Securities and Exchange Commission (the “SEC”) including, the “Risk Factors” section of PLUG’s most recent filings and in the prospectus supplement for this offering. You should consider these factors in evaluating the forward-looking statements included in this presentation and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and PLUG undertakes no obligation to update such statements as a result of new information.

Media & Investor Relations Contact:

Teal Vivacqua

Plug Power Inc.

Phone: (518) 738-0269

media@plugpower.com